UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

Corvus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Gateway Boulevard, Third Floor South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 900-4520

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2026, the Company entered into an Amended and Restated Open Market Sale AgreementSM (the “Amended Sales Agreement”), with Jefferies LLC (“Jefferies”), to sell shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from time to time through Jefferies acting as sales agent, having a maximum aggregate offering price of up to $200,000,000. The Amended Sales Agreement amends and restates that certain Open Market Sale AgreementSM, dated as of August 6, 2024 (the “Original Sales Agreement”), between the Company and Jefferies, which had a maximum aggregate offering price of up to $100,000,000. As of March 13, 2026, the Company had not sold any shares of Common Stock under the Original Sales Agreement. In connection with the Amended Sales Agreement, on March 13, 2026, the Company filed with the SEC a prospectus supplement to the base prospectus included in the Company’s registration statement on Form S-3 (File No. 333-294272) filed with the SEC on March 13, 2026 (the “Registration Statement”), which was automatically effective upon filing.

Sales of shares of the Common Stock, if any, as contemplated by the Amended Sales Agreement, will be made by any method permitted by law, including without limitation (i) in privately negotiated transactions with the consent of the Company; (ii) as block transactions; or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

Jefferies is not required to sell any specific number or dollar amount of shares of the Common Stock, but has agreed, subject to the terms and conditions of the Amended Sales Agreement, to use its commercially reasonable efforts, consistent with its normal sales and trading practices, to sell the shares of the Common Stock on the terms agreed upon by Jefferies and the Company.

The Amended Sales Agreement provides that Jefferies will be entitled to a commission in the amount of up to 3.0% of the gross sales price per share of all shares of Common Stock sold under the Amended Sales Agreement, or as otherwise agreed between the Company and Jefferies with respect to any shares sold pursuant to the Amended Sales Agreement.

The Amended Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The foregoing description of the Amended Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, nor shall there be any offer, solicitation or sale of the shares of Common Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the shares of Common Stock to be sold pursuant to the Amended Sales Agreement is filed herewith as Exhibit 5.1 and is incorporated herein by reference, and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Open Market Sale AgreementSM, dated March 13, 2026, by and between Corvus Pharmaceuticals, Inc. and Jefferies LLC.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: March 13, 2026	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer